General Employment Enterprises

Investor Presentation

Forward Looking Statements

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the business of the Company and its industry generally, business strategy and prospects. These statements are based on the Company's estimates, projections, beliefs and assumptions and are not guarantees of future performance. These forward-looking statements are subject to various risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The Company disclaims any obligation to update these forward-looking statements except as required by law.

GEE Corporate Profile

General Employment Enterprises, Inc. (NYSE MKT: JOB) has been providing staffing services for more than 120 years through a network of branch offices located in major metropolitan areas throughout the United States.

The Company's professional staffing services provide information technology, engineering and accounting professionals to clients on either a full time direct hire basis or a temporary contract basis. We have also added skilled trades to this division.

The Company's industrial staffing business provides weekly temporary staffing for light industrial clients in Ohio and Pennsylvania.

GEE: A Historical Summary

- GEE has a rich history in the staffing industry since its inception in 1893
- Of these 120 years in business, the Company has been publicly held for the last 50 years on the American Stock Exchange
- Historically, the Company has thrived under strong leadership, despite the number of recessions throughout the last century
- The Company reached an impressive high in the late 1990's
- In 2001, Mr. Herb Imhoff, the Company's Chairman and CEO for nearly 4 decades, passed away, leaving the Company in unprepared hands
- After Mr. Imhoff's death, the Company dwindled under inexperienced management, losing its resiliency to survive a recession
- Over a decade later, the Company is back in the hands of a highly experienced management team that is committed to growth
- The past 12 months have seen a massive consolidation in spending and eliminating unnecessary payroll and other expenses, as well as a new technology foundation that allows for greater efficiency and ease of future integration of acquisitions
- The Company is now poised for significant growth, both organically and through strategic acquisition

Historical Financials: 1998-2000 ($000)

Statement of Operations	Year Ended September 30, 2000	Year Ended September 30, 1999	Year Ended September 30, 1998
Revenue	**39,802**	**39,553**	**36,734**
Cost of Sales	10,520	10,843	7,484
Gross Margin	**29,282**	**27,710**	**29,250**
Selling, G&A	25,705	24,141	24,540
Net Income	**2,532**	**3,025**	**3,090**

Historical Financials: 2011-2013 ($000)

Statement of Operations	Nine Months Ended June, 30 2013	Year Ended September 30, 2012	Year Ended September 30, 2011
Revenue	**35,159**	**52,405**	**37,189**
Cost of Sales	23,806	38,236	27,405
Gross Margin	**11,353**	**14,169**	**9,784**
Selling, G&A	11,565	14,308	8,841
Net Income	**(869)**	**(1,011)**	**358**

Key GEE Metrics

- Over 4,000 employees on assignment at peak periods
- Over 400 active and diverse customers
- 160 staffing professionals working in 22 locations in 11 states
- Transitioning to a centralized, Cloud-based software to more efficiently run all 22 offices
- Key components of delivering a productive workforce:
  - Highly experienced staff
  - Complete Employee Benefits Program, including ACA compliance
  - Taking steps to address the increasing workers compensation rates
  - Customized Employee Training
  - Plans to provide job training for skilled trades and certain manufacturing opportunities

The Industry

- Domestic staffing is a $215 billion industry
- There are over 32,000 U.S. staffing companies
- There are 15,000 companies generating less than $20 million, representing significant industry fragmentation
- 90% of U.S. businesses use staffing services
- U.S. staffing industry will grow faster and add more jobs than any other industry over the next decade
- In the five years following the recession, U.S. staffing firms created more new jobs than any other industry
- U.S. staffing companies employ an average of 2.96 million temporary and contract workers per day
- Staffing is quickly becoming part of normal business, and industry experts expect the industry to significantly grow over the next five years

Favorable Demand-Side Trends

- Businesses with seasonal work forces and just-in-time staffing needs are utilizing recruiting and staffing solutions to meet these needs.
- Employers seeking to maximize efficiency are leveraging contingent workforces supplied by professional staffing companies to achieve the competitive advantage a variable cost structure can provide.
- A fundamental change in attitudes regarding temporary employees in the workforce supports the growth of the staffing industry. More companies are likely to use a mix of permanent staff, temporary workers and labor-hire employment services, along with other value-added services, such as outsourced human resource services.
- Potential growth due to renaissance in US manufacturing sector will require highly skilled temp labor (e.g. Apple bringing manufacturing jobs from China to US).
- Employers increasingly looking to reduce their liability as it relates to their workforce.

Favorable Supply-Side Trends

- More people are joining the temporary workforce because of a fundamental change in attitudes regarding flexible working hours and arrangements offered by temporary contracts.
- The hourly demands of employees with salaried positions have increased significantly over the last several decades, causing temporary or project-based work to be more attractive and, in some cases, better paid.
- Technology has made it simple for employees to "port" their skills to a new employer.
- The need to keep pace with the technological innovation is driving a growing number of employees to prefer project-based work that presents the opportunity to learn new skills rather than a permanent role.

GEE Objectives

- Commitment to grow the company to approximately $100 million in the next 18 months, and $300 million in revenue over the course of the next three years through a series of acquisitions and internal expansion strategies.
- Accretive acquisitions will be properly evaluated and executed by a highly experienced management team, deeply skilled in staffing and finance.
- Internal expansion in areas where our current clients are requesting our services, enabling us to quickly expand without significant investments.

Why Now?

- Industry-wide fragmentation supports accretive consolidation strategy.
- Availability of quality companies at lower multiples due to large supply and economic conditions during recession.
- Larger Competitors are looking to acquire companies that are $50 million in revenue or more.
- Ability to implement technology-driven strategies to optimize operations and enhance earnings.

Why GEE?

- A highly skilled management group designed to execute.
- Elimination of over $700,000 of unnecessary payroll in the past 12 months and will continue to right size our staff through consolidation and technology.
- Our new technology foundation that will enable us to quickly acquire companies and integrate them into GEE.
- GEE has addressed its historical issues.
- New financing agreement that enables us to expand the line of credit as we acquire companies.
- Extensive liability search to help ensure there is limited risk of past liabilities impacting our future.

Experienced Core Management

- **Andrew J. Norstrud** – Principle Executive officer
  - Started with the GEE in March of 2013
  - Significant experience with:
    - Public Companies
    - Restructuring Companies for Profitability and Growth
    - Acquisitions
    - Technology

- **Deborah Santora-Tuohy** – President of Light Industrial Division
  - With the Light Industrial Division for over 23 years
  - Recently Promoted to President of the Light Industrial Division to focus on:
    - Internal Expansion outside of Ohio
    - Increasing Profitability

Experienced Core Management

- **Tim Schwenk**
  - Over 44 years with GEE
  - Operates an office that has been operating since 1965
  - Consistently profitable and one of the top three offices

- **Bradley McDaniel**
  - Over 17 years with GEE
  - Consistently a top performer in production
  - Started a new office and quickly achieved profitably

- **Bob Dralle**
  - Over 25 years with GEE
  - Re-established a profitable office in Indianapolis
  - Focus on Underperforming offices

Looking for a 3 to 5 Million Dollar Investment

- Will instantly make GEE compliant with NYSE MKT regulations
- Less than $500,000 will be used for internal investments and cleaning up high interest leases
- Funds will be primarily used for initial acquisitions
- Eliminate any one individual or voting group from having more than 50% of the outstanding shares and effective control.

Acquisition Strategy

- Asset purchase structure with an initial portion of the purchase price paid in cash and stock with the remaining purchase price being paid over one to three years based on ability to quickly integrate and gain customer loyalty.
- Immediately integrate the acquisition into our technology and management team.
- Utilize increasingly greater percentage of stock for acquisitions as our stock price more accurately reflects the Company value.

Target Acquisition Profile

- Companies with less than $50 million in revenue
- Companies with solid and consistent gross margins
- Companies that are either losing money or have poorly performed in the past few years, however have good contracts or a strong industry niche
- Companies that have outgrown their technology infrastructure
- Companies with cultures that will easily consolidate or a core management group that will retire shortly after the acquisition is completed
- Companies that will add to GEE's geographical footprint

Public Staffing Company Statistics

	Revenues ($000's)	P/E*	EPS*
Manpower	20,678,000	22.96	2.47
Kelly Services	5,451,000	14.15	1.32
Robert Half	4,111,000	24.95	1.50
TrueBlue	1,390,000	25.00	0.84
Korn Ferry	827,000	24.86	0.69
Huron Consulting	682,000	24.88	0.56
Resources Connection	572,000	22.27	0.56
RCM Technologies	146,000	23.88	0.26

*Source: Yahoo Finance as of April 1, 2013

Summary

- In business for over 120 years
- Highly experienced Core Management Team
- Secured the Foundation of the Company
- Looking for the right investment to grow the Company